UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

November 3, 2015 (November 2, 2015)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On November 3, 2015 National Oilwell Varco, Inc. (the “Company”) issued a press release announcing the resignation of Robert E. Beauchamp from the Company’s Board of Directors (the “Board”), effective November 2, 2015.

Election of Director

On November 3, 2015, the Company also announced the appointment of William R. Thomas to its Board of Directors, effective November 2, 2015. Mr. Thomas will serve on the Board’s Audit Committee and Compensation Committee. Mr. Thomas will receive compensation for his services as a director consistent with that provided to the Company’s other non-employee directors, as previously disclosed in the Company’s annual proxy statement. Mr. Thomas, age 62, has been serving as the Chairman and CEO of EOG Resources, Inc. since January 2014 and has been with EOG Resources, Inc. and its predecessor companies since 1979. Mr. Thomas received a Bachelor of Science degree in Geology from Texas A&M University in 1975.

The full text of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report:

99.1	National Oilwell Varco, Inc. press release dated November 3, 2015 announcing the resignation of Robert E. Beauchamp and the appointment of William R. Thomas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte Hunt
Brigitte Hunt
Vice President

Index to Exhibits

99.1	National Oilwell Varco, Inc. press release dated November 3, 2015 announcing the resignation of Robert E. Beauchamp and the appointment of William R. Thomas.